Exhibit 99.6

VOTING AGREEMENT

May 26, 2009

Central Jersey Bancorp

1903 Highway 35

Oakhurst, NJ 07755

Gentlemen:

OceanFirst Financial Corp. (“OceanFirst”) and Central Jersey Bancorp (“Central Jersey”) have entered into an Agreement and Plan of Merger dated as of May 26, 2009 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (a) Central Jersey will merge with and into OceanFirst, with OceanFirst surviving the merger, to be followed by the merger of Central Jersey Bank, N.A., with and into OceanFirst Bank, with OceanFirst Bank surviving the merger (collectively referred to as the “Merger”); and (b) shareholders of Central Jersey will receive common stock and/or cash for fractional shares of OceanFirst as stated in the Merger Agreement. Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

Central Jersey has requested, as a condition to its execution and delivery to OceanFirst of the Merger Agreement, that the undersigned, being certain of the directors and executive officers of OceanFirst and OceanFirst Bank, execute and deliver to Central Jersey this Letter Agreement.

Each of the undersigned, in order to induce Central Jersey to execute and deliver to OceanFirst the Merger Agreement, and intending to be legally bound, hereby irrevocably:

Agrees to be present (in person or by proxy) at all meetings of shareholders of OceanFirst called to vote for approval of the Merger Agreement and the Merger so that all shares of common stock of OceanFirst over which the undersigned or a member of the undersigned’s immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of OceanFirst), it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of OceanFirst, to approve or adopt the Merger Agreement;

Agrees not to sell, transfer or otherwise dispose of any common stock of OceanFirst on or prior to the date of the meeting of OceanFirst shareholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this Letter Agreement; and

Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

The undersigned intend to be legally bound hereby.

Very truly yours,

/s/ John R. Garbarino

John R. Garbarino
Name

Chairman of the Board, President and Chief Executive Officer
Title

/s/ Michael J. Fitzpatrick

Michael J. Fitzpatrick
Name

Executive Vice President and Chief Financial Officer
Title

/s/ Joseph J. Burke

Joseph J. Burke
Name

Director
Title

/s/ Angelo Catania

Angela Catania
Name

Director
Title

/s/ Carl Feltz, Jr.

Carl Feltz, Jr.
Name

Director
Title

/s/ John W. Chadwick

John W. Chadwick
Name

Director
Title

/s/ Donald E. McLaughlin

Donald E. McLaughlin
Name

Director
Title

/s/ Diane F. Rhine

Diane F. Rhine
Name

Director
Title

/s/ John E. Walsh

John E. Walsh
Name

Director
Title

/s/ Vito R. Nardelli

Vito R. Nardelli
Name

Executive Vice President and Chief Operating Officer
Title